Exhibit (a)(1)(B)

Letter of Transmittal – Dominion Resources, Inc.

1 Shares You Own

Certificate Shares: Dominion Direct Shares: Direct Registration Shares (DRS):
Indicate Address Change as Necessary Above

2 Important Information

Please read the enclosed Offer to Purchase and this Letter of Transmittal, including accompanying instructions, carefully before you complete and return this Letter of Transmittal. You need to make your own decision about whether to tender and, if so, how many shares to tender and at what price or prices. If you decide not to participate in the Offer, you do not need to take any action.

The Offer

Dominion is offering to purchase for cash up to 55,000,000 shares of its common stock, at a price not greater than $92.00 nor less than $82.00 per share without interest, less any applicable withholding taxes, on the terms and subject to the conditions described in the Offer to Purchase dated July 10, 2007 and this Letter of Transmittal (together these documents, as they may be amended or supplemented from time to time, constitute the “Offer”). This Letter of Transmittal is for use only by shareholders who want to tender in response to the Offer and who hold certificates or who have uncertificated direct registration shares (“DRS Shares”), in their own names, or through Dominion Direct, our direct stock purchase and dividend reinvestment plan.

3 Expiration Date and Time

The Offer, withdrawal rights and proration period will expire at 5:00 p.m. Eastern time on August 7, 2007, unless the Offer is extended.

4 Required Signatures — Sign below after you have completed all Sections of this Letter of Transmittal that apply to you

I/we the undersigned, hereby tender the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in this Letter of Transmittal and accompanying instructions, am/are the registered holder(s) of the shares of the Company’s stock represented by the enclosed certificates or the DRS Shares or the Dominion Direct account referenced above, have full authority to tender these shares and give the instructions in this Letter of Transmittal and warrant that the shares represented by these certificates, the DRS Shares or the shares held in the Dominion Direct account are free and clear of all liens, restrictions, adverse claims and encumbrances. I/we make the representation and warranties to the Company, set forth in Section 3 of the Offer to Purchase and understand that the tender of shares made hereby constitutes an acceptance of the terms and conditions of the Offer (including if the Offer is extended or amended, the terms and conditions of such extension or amendment).

This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith. (Refer to Item 4 of the Instructions for more information)

X Signature of Shareholder Date	X Signature of Shareholder Date

Daytime Telephone #:	E-Mail Address:

5 Substitute Form W-9

Write in the Taxpayer ID or Social Security Number carried on your Dominion account

W-9 Certification for U.S. Persons – I certify under penalties of perjury that the Tax Identification Number (TIN) shown above is correct, and I am not subject to backup withholding. If I fail to furnish my correct TIN, I may be subject to a penalty by the IRS. Also, such a failure would result in backup withholding of 28% of any payment made to me.

X

Signature of Shareholder whose TIN or Social Security Number is shown above                     Date

Note to Non-U.S. Persons: Refer to Item 5 of the Instructions for more information

6 Shares You Are Tendering

I/we understand that the tender of shares constitutes a representation and warranty to the Company that the undersigned has a NET LONG POSITION in shares of the Company’s common stock or other securities exercisable or exchangeable therefor and that such tender complies with Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, I/we authorize the Company to withhold all applicable taxes and tax-related items legally payable to the undersigned.

# of Certificate Shares to Tender	Certificate No.	# of Shares	Certificate No.	# of Shares
➢

# of Dominion Direct Shares to Tender	# of DRS Shares to Tender
➢	➢

*  If certificates representing common stock of Dominion Resources, Inc. have been lost, stolen or destroyed and you wish to tender them, please contact Dominion Shareholder Services so that you will receive additional documents to complete. You may contact Shareholder Services by phone on 1-800-552-4034 or by email at shareholder.services@dom.com. Allow at least ten days for processing the additional documents.

Indicate below the order (by certificate number) in which shares are to purchased in the event of a proration. If you do not designate an order, if less than all shares tendered are purchased due to proration, shares will be selected for purchase by Continental Stock Transfer & Trust Company, the Depositary for the Offer.

1st	2nd	3rd	4th	5th

7 Tender Price

As explained in Section 3 of the Offer to Purchase, you have two ways to indicate your tender price:

(a) at a price determined by you or (b) at a price determined by the Company pursuant to the Offer.

Check a block in either 7(a) or 7(b) below, but not both. IF MORE THAN ONE BLOCK IS CHECKED OR IF NO

BLOCK IS CHECKED THERE IS NO PROPER TENDER OF SHARES.

7(a) Shares Tendered At A Price Determined By You

By checking one of the blocks below, you are tendering shares at the price checked. This action could result in none of your shares being purchased if the purchase price selected by the Company for the shares is less than the price checked below. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. (See Section 3 of the Offer to Purchase and Instruction 7 to this Letter of Transmittal)

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED CHECK ONLY ONE BLOCK
☐ $82.00	☐ $83.50	☐ $85.00	☐ $86.50	☐ $88.00	☐ $89.50	☐ $91.00
☐ $82.25	☐ $83.75	☐ $85.25	☐ $86.75	☐ $88.25	☐ $89.75	☐ $91.25
☐ $82.50	☐ $84.00	☐ $85.50	☐ $87.00	☐ $88.50	☐ $90.00	☐ $91.50
☐ $82.75	☐ $84.25	☐ $85.75	☐ $87.25	☐ $88.75	☐ $90.25	☐ $91.75
☐ $83.00	☐ $84.50	☐ $86.00	☐ $87.50	☐ $89.00	☐ $90.50	☐ $92.00
☐ $83.25	☐ $84.75	☐ $86.25	☐ $87.75	☐ $89.25	☐ $90.75

OR

7(b) Shares Tendered At A Price Determined By the Company Pursuant To The Offer

☐

By checking this one block instead of one of the price blocks above, you will be deemed to have tendered your shares at the minimum price of $82.00 and confirming you are willing to accept the purchase price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares (subject to the possibility of proration).

Note: This action could result in your receiving a price per share as low as $82.00. (See Section 3 of the Offer to Purchase and Instruction 7 to this Letter of Transmittal).

8 Odd Lots — This Section applies only to holders of less than 100 shares (“odd lots”)

As described in Section 3 of the Offer to Purchase, under certain conditions, shareholders with fewer than 100 shares who tender at or below the price at which shares are purchased in the Offer may have their shares accepted for payment before any proration of the purchase of other tendered shares. This priority is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares. Accordingly, this section is to be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (only check one block):

☐        is the beneficial owner or record owner of an aggregate of fewer than 100 shares all of which are being tendered; or

☐        is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

9 Conditional Tender

A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of shares tendered, as described in Section 6 of the Offer to Purchase. Unless the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. Unless the block below has been checked and a minimum number of shares specified, your tender will be deemed unconditional.

☐        The minimum number of shares that must be purchased from me, if any are purchased from me, is                      shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the following block:

☐        The tendered shares represent all shares held by the undersigned.

10 Special Payment Instructions	Signature Guarantee Required for Special Payment Instructions
If you would like your check for cash to be issued in a name other than the registered owner, the registered owner must complete this section with the information for the new account name.	PLACE MEDALLION SIGNATURE GUARANTEE STAMP BELOW (Notary Public is not acceptable)

Name:
Address:

City/State/Zip:

Tax ID or Social Security #:

11   Special Delivery Instructions — Do not complete this section UNLESS you would like your check and/or any unaccepted shares mailed to an address other than the address printed on the front of this Letter of Transmittal:

Name:
Address:

City/State/Zip:

Instructions for Completing the Letter of Transmittal

1.	Your certificated, DRS and/or Dominion Direct shares are shown in Section 1. These shares were registered in your name on the date this Letter of Transmittal was printed.

2.	Read the accompanying Offer to Purchase and Letter of Transmittal carefully. Call the Information Agent on (888) 605-7548 if you have questions or would like more information.

3.	Note that the completed Letter of Transmittal must be received by the Depositary on or before the Expiration Time at the address shown below. All Letters of Transmittal MUST be delivered to Depositary, Continental Stock Transfer & Trust Company. Delivery of the Letter of Transmittal to the Company, the Information Agent or the Dealer Managers does not constitute a valid tender.

Letters of Transmittal and stock certificates (if any) must be delivered by the Depositary. Delivery by First Class Mail, Overnight Courier or By Hand can be made to the Depositary at the following address:

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

Attn: Reorganization Dept.

New York, NY 10004

4.	Signatures – If you decide to participate in the Offer, sign and date the Letter of Transmittal. Include your daytime telephone number and e-mail address, if any.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing. In addition, proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

5.	W-9 Certification – Please sign where indicated to certify your taxpayer ID or Social Security Number. If the Taxpayer ID is incorrect or blank, write in the corrected number. Please note that the Depositary may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN or other Form W-8.

6.	Shares You Are Tendering – Certificate Shares: Indicate the number of certificate share(s) of Dominion common stock that you are tendering. If the space provided to list certificate numbers is not adequate, the certificate numbers and number of shares should be listed on a separate, signed schedule and attached to the Letter of Transmittal.

If fewer than all of the shares represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares that are to be tendered in the block “# of Certificate Shares to Tender.” In that case, if any tendered shares are purchased, shares for the unpurchased shares will be credited to a book-entry DRS account on Dominion’s records and a statement will be sent to the registered holder(s) as soon as practical after the acceptance for payment of, and payment for, the shares tendered that are unpurchased. The statement will include instructions on how to request that a certificate be issued if the holder wishes to have a certificate rather than DRS Shares for the unpurchased shares. All shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

If the Letter of Transmittal is signed by the registered owner(s) of the shares tendered, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates (or DRS account credit) for shares not accepted for payment, are to be issued to a person other than the registered owner(s).

If you cannot produce some or all of your Dominion stock certificates, contact Dominion Shareholder Services so that a lost instrument surety bond can be sent to you so that the certificates can be replaced. The certificate(s) must be replaced in order to be included in the tender. You may contact Dominion Shareholder Services at 1-800-552-4034 or by e-mail at shareholder.services@dom.com. Allow at least ten days for processing the additional documents.

Shares You Are Tendering – Book Entry (Dominion Direct or DRS Shares)

For shares held in a book entry DRS account or in Dominion Direct, our direct stock purchase and dividend reinvestment plan, insert the number of shares you are tendering in the block “# of Dominion Direct Shares to Tender” or “# of DRS Shares to Tender.” If you tender DRS Shares or Dominion Direct shares and subsequently request a sale of those shares prior to the Expiration Time, your tender will be deemed as withdrawn as of the date the request to sell is received by Dominion or the Administrator of Dominion Direct, as applicable.

7.	TENDER PRICE

As explained in Section 3 of the Offer to Purchase, you have two ways to indicate your tender price: (a) at a price determined by you or (b) at a price determined by the Company pursuant to the Offer. Check a block in either 7(a) or 7(b), but not both.

CHECK ONLY ONE BLOCK UNDER SECTION 7. IF MORE THAN ONE BLOCK IS CHECKED OR IF NO BLOCK IS CHECKED, YOUR SHARES WILL NOT BE PROPERLY TENDERED.

7(a): Tender Shares At a Price Determined by You:

By checking ONE of the Price Blocks you are tendering shares at the price checked. This action could result in none of your shares being purchased if the purchase price selected by the Company for the shares is less than the price you checked. If you want to tender portions of your shares at more than one price, you must complete a separate Letter of Transmittal for each price at which you tender shares. IF MORE THAN ONE PRICE BLOCK IS CHECKED, YOUR SHARES WILL NOT BE PROPERLY TENDERED.

7(b): Tender Shares At a Price Determined by the Company Pursuant To The Offer:

By checking this ONE block instead of one of the price blocks, you are tendering shares and are willing to accept the purchase price selected by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase your shares (subject to the possibility of proration). Note: This action could result in your receiving a price per share as low as $82.00.

8.	Complete Section 8 ONLY if you own less than 100 shares.

9.	Refer to Section 6 of the Offer to Purchase for instructions regarding a Conditional Tender.

10.	If you would like your check for cash to be issued in another name, complete Section 10 with the information for the new account. For these instructions to be effective, the signature of the registered owner must be Medallion Guaranteed.

11.	Complete Section 11 ONLY if the proceeds of this transaction and/or any unaccepted shares are to be delivered to a person other than the registered holder or to an address other than the one printed on this Letter of Transmittal.

12.	Questions and Additional Information – Questions and requests for additional copies of the Offer to Purchase and/or this Letter of Transmittal may be directed to Georgeson, the Information Agent for the Offer. Banks and brokers should call (212) 440-9800. All others can reach Georgeson toll free on (888) 605-7548.

13.	Delivery of the Letter of Transmittal – After you have completed and signed the Letter of Transmittal, you must deliver it (along with stock certificates and any other required documents) to the Depositary at the following address. This address can be used for First Class Mail, Overnight Courier or Hand Delivery. If delivery is made by mail, we recommend that you deliver it by registered mail with return receipt requested and obtain proper insurance.

Continental Stock Transfer & Trust Company

17 Battery Place, 8th Floor

Attn: Reorganization Dept.

New York, New York 10004

Do NOT send your Letter of Transmittal to any address other than the one above. Delivery of Letters of Transmittal to Dominion, the Information Agent or the Deal Managers will not constitute a valid tender.

14.	Deadline – Your completed Letter of Transmittal (along with stock certificates and any other required documents) MUST BE RECEIVED by the Depositary at the address above by 5:00 p.m. Eastern time on August 7, 2007, unless the Offer is extended.